Notice of Grant of Stock Options and Option Agreement	Electronic Sensor Technology, Inc., a Nevada corporation
__[Name]__________________ Address:___________________ __________________________	Option Number: ___________ Compensation Plan: 2005 Stock Incentive Plan

Effective ___________ (the "Grant Date"), you have been granted a [Non-Statutory Stock Option/Incentive Stock Option] to purchase ___________________ shares of Electronic Sensor Technology, Inc., a Nevada corporation (the "Corporation"), Common Stock at $____ per share, subject to the vesting provisions set forth below (the "Option").
Number of Option Shares	Exercisable
__________ of the Option Shares	[Immediately]

[The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to the Option Shares over a ______ year period measured from the Grant Date upon Optionee's completion of the periods of Service specified in the Option Exercise and Stock Issuance Agreement (the "Issuance Agreement") to be executed by Optionee and the Corporation upon the exercise of the options set forth above, with ___________ of the shares vesting after the first year, and with the remainder vesting monthly in equal increments over the succeeding ______________ months. Exercisability of the options and vesting of the Option Shares are also subject to the acceleration provisions set forth in the Corporation's 2005 Stock Incentive Plan Stock Option Agreement referred to below and the Issuance Agreement.]

By your signature and the Corporation's signature below, you and the Corporation agree that this option is granted under and governed by the terms and conditions of the Corporation's 2005 Stock Incentive Plan (the "Plan") and the 2005 Stock Incentive Plan Stock Option Agreement, all of which are attached hereto and made a part of this document.

If the spousal consent below is not signed, you represent and warrant that you are not married.

Electronic Sensor Technology, Inc. a Nevada corporation ___________________________ By: Title: President	___________________________ Date
_______________________________ [Optionee Name]	___________________________ Date

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read the Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan.

_______________________________ Spouse:_________________________	___________________________ Date

ELECTRONIC SENSOR TECHNOLOGY, INC.

2005 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

R E C I T A L S :

WHEREAS the Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary);

WHEREAS the Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee; and

WHEREAS all capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Section 2 hereof at the Exercise Price.

2. Option Term. This Option shall have a maximum term of ten (10) years measured from the Grant Date (the "Expiration Date") and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Sections 6 or 7 hereof.

3. Dates of Exercise. This Option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Sections 6 or 7 hereof.

4. Manner of Exercising Option; Issuance Agreement.

(a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i) Execute and deliver to the Secretary of the Corporation: (A) with respect to the initial exercise of this Option, an Issuance Agreement, which Issuance Agreement is incorporated herein by this reference; and (B) with respect to any further exercises of the Option following the initial exercise, the Option Exercise Form. Optionee agrees and acknowledges that the grant of the Option is conditioned upon Optionee's agreement hereunder to so exercise the Issuance Agreement and, upon further exercises of the Option, the Option Exercise Form. In connection with the Issuance Agreement, any certificate issued upon the exercise of the Option shall bear legends as set forth in the Issuance Agreement.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms: (A) cash or check made payable to the Corporation; or (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Section 13 hereof; or (C) with respect to the exercise of options after the Section 12 Registration Date, shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or (D) with respect to the exercise of options for vested shares after the Section 12 Registration Date, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the Issuance Agreement or Option Exercise Form, as applicable, delivered to the Corporation in connection with the Option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

(iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

(c) In no event may this Option be exercised for: (i) less than one hundred (100) shares (or the total amount of shares subject to this option if the total amount of shares subject to this option is less than one hundred (100) shares); nor (ii) any fractional shares.

5. Limited Transferability. This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this Option is designated a Non- Statutory Option in the Grant Notice, then this Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's Immediate Family or to a trust established for the exclusive benefit of the Optionee and/or one or more such family members or to the Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of this option and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

6. Cessation of Service. The option term specified in Section 2 hereof shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this Option is outstanding, then the period for exercising this Option shall be reduced to a three (3) month period commencing with the date of such cessation of Service, but in no event shall this Option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while holding this Option, then the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this Option. Such right shall lapse, and this Option shall cease to be outstanding, upon the earlier of: (i) the expiration of the twelve (12) month period measured from the date of Optionee's death; or (ii) the Expiration Date.

(c) Should Optionee cease Service by reason of Permanent Disability while this Option is outstanding, then the period for exercising this Option shall be reduced to a twelve (12) month period commencing with the date of such cessation of Service, but in no event shall this Option be exercisable at any time after the Expiration Date.

(d) During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of vested Option Shares for which the Option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which the Option has not been exercised. However, this Option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this Option is not otherwise at that time exercisable.

(e) Should Optionee's Service be terminated for Misconduct, then this Option shall terminate immediately and cease to remain outstanding.

7. Special Acceleration of Option.

(a) No Option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent: (i) this Option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction; or (ii) this Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares. However, if none of the foregoing conditions are satisfied, then this Option outstanding at the time of the Change in Control but not otherwise exercisable for all the shares of Common Stock at that time subject to such option shall automatically accelerate so that such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

(b) Immediately following the Change in Control, this Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(c) If this Option is assumed in connection with a Change in Control (or otherwise continued in full force and effect), then this Option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to Optionee in consummation of such Change in Control had the Option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

(d) Notwithstanding the foregoing, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months following a Change in Control transaction, the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares. The Option as accelerated shall remain so exercisable until the earlier of: (i) the Expiration Date; or (ii) the expiration of the one (1) year period measured from the date of the Optionee's Involuntary Termination.

(e) This Option may also be subject to acceleration in accordance with the terms of any special Addendum attached to this Agreement.

(f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to: (i) the total number and/or class of securities subject to this Option; and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9. Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market or OTC Bulletin Board, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11. Successors and Assigns. Except to the extent otherwise provided in Sections 5 and 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's name on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Financing. Subject to applicable federal securities laws, the Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee exceed the sum of: (i) the aggregate option exercise price or purchase price payable for the purchased shares; plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

14. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option. Nothing in this Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's service at any time for any reason, with or without cause.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

16. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this Option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Additional Terms Applicable to an Incentive Option. In the event this Option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this Option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability; or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) No installment under this Option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate. Should such One Hundred Thousand Dollar ($100,000.00) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should the exercisability of this Option be accelerated upon a Change in Control transaction, then this Option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this Option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this Option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000.00) limitation be exceeded in the calendar year of such Change in Control, the Option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d) Should Optionee hold, in addition to this Option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this Option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation's Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

(ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean shares of the Corporation's common stock.

F. Corporation shall mean Electronic Sensor Technology, Inc., a Nevada corporation.

G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. Exercise Date shall mean the date on which the Option shall have been exercised in accordance with Section 4 of the Agreement.

I. Exercise Price shall mean the exercise price per Option Share as specified in Section 2 of the Agreement.

J. Expiration Date shall mean the date on which the Option expires as specified in Section 2 of the Agreement.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the Plan.

L. Grant Date shall mean the date of grant of the Option as specified in the Grant Notice.

APPENDIX

M. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

N. Immediate Family shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P. Involuntary Termination shall mean the termination of Optionee's Service by reason of:

(i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

Q. Issuance Agreement shall mean an Option Exercise and Stock Issuance Agreement in substantially the form of Exhibit A attached hereto and incorporated herein by this reference.

R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by Optionee, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

T. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

U. Option shall mean the Option granted pursuant to this Agreement.

V. Option Exercise Form shall mean the notice of exercise in the form attached to the Issuance Agreement as Exhibit 1.

W. Option Shares shall mean the number of shares of Common Stock subject to the Option as specified in the Grant Notice.

X. Optionee shall mean the person to whom the Option is granted as specified in the Grant Notice.

APPENDIX

Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

AA. Plan shall mean the Corporation's 2005 Stock Incentive Plan.

BB. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

CC. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non- employee member of the board of directors or a consultant or independent advisor.

DD. Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12(g) or Section 15 of the 1934 Act.

EE. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

FF. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

APPENDIX

EXHIBIT "A"

ELECTRONIC SENSOR TECHNOLOGY, INC.

OPTION EXERCISE AND STOCK ISSUANCE AGREEMENT

This Option Exercise and Stock Issuance Agreement (the "Agreement") is made as of this ___ day of _________, 200_, by and among Electronic Sensor Technology, Inc., a Nevada corporation (the "Corporation"), _____________________, the holder of a stock option ("Optionee") under the Corporation's 2005 Stock Incentive Plan (the "Plan"), and ____________________________, Optionee's spouse.

R E C I T A L S :

WHEREAS Optionee and the Corporation entered into that certain 2005 Stock Incentive Plan Stock Option Agreement (the "Option Agreement") made effective as of _____________, pursuant to which the Corporation granted Optionee a stock option (the "Option") to purchase __________ shares of the Corporation's Common Stock;

WHEREAS as a condition to the exercise of all or any part of the Option, Optionee and Optionee's spouse agreed to enter into this Agreement and further agreed that each of them and any shares issued pursuant to the Option shall be subject to the terms and conditions hereof; and

WHEREAS all capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix, unless otherwise indicated.

NOW, THEREFORE, it is hereby agreed as follows:

1.  Exercise of Option and Purchase of Shares.

(a)  Exercise. Optionee hereby exercises the Option to purchase ______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the exercise price of $_________ per share for an aggregate exercise price of $____________ (the "Exercise Price" or "Purchase Price"). Optionee, to the extent he or she does not exercise the Option for all of the shares subject thereto, may further exercise the Option pursuant to the Option Exercise Form attached hereto as Exhibit 1 and made a part hereof by this reference, provided, that all additional shares issuable upon such exercise shall expressly be subject to the terms and conditions of this Agreement. The term "Purchased Shares" shall be deemed to include any additional shares of capital stock subject to this Agreement pursuant to such further exercise of the Option and pursuant to the other relevant provisions hereof.

(b)  Payment. Concurrently upon the delivery of this Agreement to the Corporation, Optionee is delivering the Exercise Price to the Corporation in accordance with and in the manner set forth in the Option Agreement and Optionee shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

(c)  Due Diligence. Optionee represents that Optionee has had the opportunity to discuss the financial condition of the Corporation with representatives of the Corporation and has satisfied himself/herself that the Purchased Shares are an investment suitable to Optionee’s own financial condition.

EXHIBIT "A"

(d)  Shareholder Rights. Until such time as the Corporation exercises the Repurchase Right (as defined in Section 4(a) hereof), Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of this Agreement.

(e)  Escrow. The Corporation shall have the right to hold the Purchased Shares in escrow until those shares have vested in accordance with the Vesting Schedule and Optionee shall execute (in blank) the Assignment Separate from Certificate in the form attached hereto as Exhibit 2.

(f)  Compliance With Law. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Optionee pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market or OTC Bulletin Board, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

2.  Securities Law Compliance.

(a)  Exemption From Registration. Optionee acknowledges that the Purchased Shares have not been registered under the 1933 Act and are accordingly being issued to Optionee in reliance upon the exemption from such registration. Optionee hereby acknowledges receipt of a copy of the Plan.

(b)  Investment Representation. Optionee hereby represents that Optionee is acquiring the Purchased Shares for Optionee's own account for investment and not with a view to any distribution thereof in violation of the 1933 Act, and not with any present intent to distribute or resell the same. Optionee acknowledges that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Optionee shall not transfer the Purchased Shares in violation of the 1933 Act or any other federal or state laws, regulations or ordinances.

(c)  Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer under Section 3(a) hereof) unless and until there is compliance with all of the following requirements:

(i)  Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)  Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii)  Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that: (A) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act; or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required: (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement; or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

EXHIBIT "A"

(d)  Restrictive Legends. In order to reflect the restrictions imposed by this Agreement upon the disposition of the Purchased Shares, the stock certificates for the Purchased Shares shall be endorsed with restrictive legends, including one or more of the following legends:

(i)  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF: (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT; (B) A `NO ACTION' LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER; OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER."

(ii)  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A OPTION EXERCISE AND STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL TO THE CORPORATION (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION'S PRINCIPAL CORPORATE OFFICES. ANY TRANSFER IN VIOLATION OF SAID AGREEMENT IS NULL AND VOID."

3.  Transfer Restrictions.

(a)  Restriction on Transfer. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. In addition, Owner shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right under Section 6 hereof or the market stand-off provisions of Section 3(c) hereof. Such restrictions on transfer, however, shall not be applicable to the following types of transfers (each a "Permitted Transfer"): (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer; (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession; or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

(b)  Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to: (i) the Repurchase Right granted under Section 4 hereof; (ii) the First Refusal Right granted under Section 6 hereof; and (iii) the market stand-off provisions of Section 3(c) hereof, to the same extent such shares would be so subject if retained by Optionee.

(c)  Market Stand-Off.

(i)  In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed two-hundred seventy (270) days. The limitations of this Section 3(c) shall in all events terminate two (2) years after the effective date of the Corporation's initial public offering.

EXHIBIT "A"

(ii)  Owner shall be subject to the market stand-off provisions of this Section 3(c) provided and only if the officers and directors of the Corporation are also subject to similar arrangements.

(iii)  In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other transaction affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the market stand-off provisions of this Section 3(c), but only to the extent the Purchased Shares are at the time covered by such right.

(iv)  In order to enforce the limitations of this Section 3(c), the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

4.  Repurchase Right.

(a)  Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90) day period following the date Optionee ceases for any reason to remain in Service, to repurchase at the Exercise Price paid per share by the Optionee all or any portion of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule or the special vesting acceleration provisions of Section 4(e) hereof (such shares to be hereinafter referred to as the "Unvested Shares").

(b)  Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the ninety (90) day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to each Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares to be repurchased from each such Owner.

(c)  Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 4(b) hereof. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the following Vesting Schedule:

(i)  Upon Optionee's completion of one (1) year of Service measured from [_____________], Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, _____________ percent (_____%) of the Purchased Shares.

(ii)  Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Purchased Shares in a series of _____________ (__) successive equal monthly installments upon Optionee's completion of each additional month of Service over the ____________ (__) month period measured from the initial vesting date under subparagraph (i) above.

EXHIBIT "A"

(d)  Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other transaction affecting the outstanding Common Stock as a class effective without the Corporation's receipt of consideration ("Recapitalization"), distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

(e)  Change in Control.

(i)  Immediately prior to the consummation of a Change in Control transaction, the Repurchase Right shall automatically lapse in its entirety and the Purchased Shares shall vest in full, except to the extent the Repurchase Right is to be assigned to the successor corporation (or its Parent) pursuant to the terms of the Change in Control transaction.

(ii)  To the extent the Repurchase Right remains in force and effect following a Change in Control transaction, such right shall be assigned to any successor corporation (or Parent thereof) in such transaction and shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of such transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Change in Control transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same. The new securities or other property (including cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Change in Control transaction shall immediately be deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

(iii)  The Repurchase Right may also be subject to termination in whole or in part on an accelerated basis, and the Purchased Shares subject to immediate vesting, in accordance with the terms of any special Addendum attached to this Agreement.

5.  Special Tax Election.

(a)  Section 83(b) Election. Under Code Section 83, the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT 3 HERETO. OPTIONEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

EXHIBIT "A"

(b)  Filing Responsibility. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

6.  Right of First Refusal.

(a)  Grant. The Corporation is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which Optionee has become vested in accordance with the Vesting Schedule. For purposes of this Section 6, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any of the Permitted Transfers under Section 3(a) hereof.

(b)  Notice of Intended Disposition. In the event any Owner of the Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly: (i) deliver to the Corporate Secretary written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror; and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 2 and 3 hereof.

(c)  Exercise of Right. The Corporation (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms and conditions as those specified therein or upon such other terms and conditions (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25) day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation (or its assignees) shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of: (i) the fifth business day following delivery of the Exercise Notice; or (ii) the fifth business day after such cash valuation shall have been made.

EXHIBIT "A"

(d)  Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions set forth in Sections 2 and 3 hereof. The third-party offeror shall acquire the Target Shares free and clear of the First Refusal Right hereunder, but the acquired shares shall remain subject to: (i) the securities law restrictions of Section 2 hereof; and (ii) the market stand-off provisions of Section 3 hereof. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with Section 6(g) hereof.

(e)  Partial Exercise of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i)  sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 6(d) hereof, as if the Corporation did not exercise the First Refusal Right hereunder; or

(ii)  sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 6(c) hereof.

Failure of Owner to deliver timely notification to the Corporation under this Section 6(e) shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

(f)  Recapitalization/Reorganization.

(i)  In the event of any Recapitalization, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such rights.

(ii)  In the event of a Reorganization other than a Reorganization described in Section 6(g)(iv) hereof, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

(g)  Lapse. The First Refusal Right under this Section 6 shall lapse and cease to have effect upon the earliest to occur of: (i) the first date on which shares of Common Stock are held of record by more than five hundred (500) persons and the Corporation has total assets exceeding ten million dollars ($10,000,000); (ii) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock; or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock; or (iv) the closing date of a Reorganization pursuant to which stockholders of the Corporation receive securities of an acquirer whose shares are publicly traded. However, the market stand-off provisions of Section 3(c) hereof shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

EXHIBIT "A"

7.  Marital Dissolution or Legal Separation.

(a)  Grant. In connection with the dissolution of Optionee's marriage or the legal separation of Optionee and Optionee's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30) day period following the Corporation's receipt of the required Dissolution Notice under Section 7(b) hereof, to purchase from Optionee's spouse, in accordance with the provisions of Section 7(c) hereof, all or any portion of the Purchased Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

(b)  Notice of Decree or Agreement. Optionee shall promptly provide the Corporate Secretary with written notice (the "Dissolution Notice") of: (i) the entry of any judicial decree or order resolving the property rights of Optionee and Optionee's spouse in connection with their marital dissolution or legal separation; or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between Optionee and Optionee's spouse which provides for the award to the spouse of one or more Purchased Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

(c)  Exercise of Special Purchase Right. The Special Purchase Right shall be exercisable by delivery of written notice (the "Purchase Notice") to Optionee and Optionee's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice) and the Fair Market Value to be paid for such Purchased Shares. Optionee (or Optionee's spouse, to the extent such spouse has physical possession of the Purchased Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of the stock certificates, pay to Optionee's spouse (in cash or cash equivalents) an amount equal to the Fair Market Value specified for such shares in the Purchase Notice.

If Optionee's spouse does not agree with the Fair Market Value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two (2) appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and Optionee's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than twenty-five percent (25) greater than the Fair Market Value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5) business day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

(d)  Lapse. The Special Purchase Right under this Section 7 shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right lapses or (ii) the expiration of the thirty (30) day exercise period specified in Section 7(c) hereof, to the extent the Special Purchase Right is not timely exercised in accordance with such section.

EXHIBIT "A"

8.  General Provisions.

(a)  Assignment. The Corporation may assign its Repurchase Right, First Refusal Right and/or its Special Purchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

(b)  No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

(c)  Notices. Any notice required in connection with: (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right; or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section 8(c) to all other parties to this Agreement.

(d)  No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right shall not constitute a waiver of any other purchase rights or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee or Optionee's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e)  Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(f)  Valuation of Purchased Shares. Optionee understands that if Corporation's Common Stock is not publicity traded and the fair market value of the Purchased Shares has been estimated by the board of directors of the Corporation as of the date of purchase of the Purchased Shares by the Optionee, or as of the date of any lapse of all or a portion of the Repurchase Right, the Corporation can give no assurance that such price is in fact the fair market value of the Purchased Shares and it is possible that, with the benefit of hindsight, the Internal Revenue Service ("IRS") would successfully assert that the fair market value of the Purchased Shares on the date of purchase is greater than the estimated value so determined. If the IRS were to succeed in a tax determination that the Purchased Shares acquired had value greater than that upon which the transaction was based, the additional value would constitute ordinary income to Optionee as of the date of its receipt. Optionee would be fully responsible for the additional taxes (and interest) due, and there is no provision for the Corporation to reimburse Optionee for that tax liability. In the event such additional value would represent more than twenty-five percent (25%) of Optionee's gross income for the year in which the value of the Purchased Shares were taxable, the IRS would have six years (as opposed to the normal three years) from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the additional tax and interest which would then be due. The Corporation would have the benefit, in any such transaction, if a determination was made prior to the three-year statute of limitations period affecting the Corporation, of an increase in its deduction for compensation paid, which would offset its operating profits, or if not profitable, would create a net operating loss carry forward arising from operations in the year.

EXHIBIT "A"

(g)  Indemnification of the Corporation. Optionee agrees to indemnify and hold the Corporation free and harmless from any and all loss, damage or expense suffered by the Corporation resulting from any breach of this Agreement by Optionee or any inaccuracy or breach of any of the representations, warranties or covenants contained herein by Optionee.

9.  Miscellaneous Provisions.

(a)  Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

(b)  Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

(c)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

(d)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(e)  Successors and Assigns. Subject to the transfer restrictions contained herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee and Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

(f)  Power of Attorney. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

EXHIBIT "A"

(g)  Attorneys' Fees. In the event of any litigation between the parties to enforce any of the provisions of this Agreement, the non-prevailing party to such litigation agrees to pay the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred therein by the prevailing party, all of which shall be included in and be a part of the judgment in such litigation.

(h)  Time of Essence. Time is expressly made the essence of this Agreement and every provision hereof of which time of performance is a factor.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

Electronic Sensor Technology, Inc.
a Nevada corporation

By:  _______________________________
Name: _______________________________
Title:  _______________________________
Address:

By: _____________________________
Optionee: _____________________________
Address: _____________________________
______________________________________
______________________________________

EXHIBIT "A"

The undersigned spouse of Optionee has read and hereby approves the foregoing Option Exercise and Stock Issuance Agreement. In consideration of the Corporation's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (without limitation) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.

_________________________________ [SIGNATURE OF SPOUSE] _________________________________ [NAME OF SPOUSE] Address: __________________________ _________________________________

EXHIBIT "A"

APPENDIX TO EXHIBIT A

DEFINITIONS

A.  "Board" shall mean the Corporation's Board of Directors.

B.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

C.  "Common Stock" shall mean the Corporation's Common stock.

D.  "Change in Control" shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

(ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept.

E.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

F.  "Fair Market Value" of a share of Common Stock on any relevant date, prior to the initial public offering of the Purchased Shares, shall be determined by the Corporation's Board of Directors after taking into account such factors as it shall deem appropriate.

G.  "1933 Act" shall mean the Securities Act of 1933, as amended.

H.  "Owner" shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee in accordance with Section 3(a) of this Agreement.

I.  "Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

J.  "Reorganization" shall mean any of the following transactions:

(i)  a merger or consolidation in which the Corporation is not the surviving entity,

APPENDIX TO
EXHIBIT A

(ii)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

(iii)  a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons other than those who held such securities immediately prior to the merger, or

(iv)  any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

K.  "SEC" shall mean the Securities and Exchange Commission.

L.  "Service" shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors, a consultant or an independent advisor.

M.  "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

N.  "Vesting Schedule" shall mean the vesting schedule specified in Section 4(c) of this Agreement, subject to the special vesting acceleration provisions of Section 4(e) of this Agreement.

APPENDIX TO
EXHIBIT A

EXHIBIT 1

OPTION EXERCISE FORM

This Option Exercise Form (the "Agreement") is executed and delivered pursuant to the Option Exercise and Stock Issuance Agreement (the "Issuance Agreement") dated ___________, 200__, between the undersigned ___________ ("Optionee") and Electronic Sensor Technology, Inc., a Nevada corporation (the "Corporation").

Optionee and his or her spouse hereby acknowledge and agree that the Shares (as defined below) purchased hereunder are expressly subject to the terms, conditions and restrictions of the Issuance Agreement, which agreement is incorporated herein by this reference and made a part hereof. Optionee and his or her spouse further acknowledge and agree the definition of "Purchased Shares" as set forth in the Issuance Agreement is hereby amended to include all Shares purchased pursuant to the option exercise hereunder.

Subject to the foregoing, Optionee hereby purchases __________ shares of Common Stock (the "Shares") of the Corporation pursuant to that certain option (the "Option") granted to Optionee under the 2005 Stock Incentive Plan Agreement (the "Option Agreement") between the Corporation and Optionee on __________. Such shares are purchased at the exercise price of $______ per share for an aggregate exercise price of $____________ (the "Exercise Price").

Concurrently upon the delivery of this Agreement to the Corporation, Optionee is delivering the Exercise Price to the Corporation in accordance with and in the manner set forth in the Option Agreement and Optionee shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

Dated: ____________

_________________________________
[SIGNATURE OF OPTIONEE]

_________________________________
[NAME OF OPTIONEE]

_________________________________
[SIGNATURE OF SPOUSE]

_________________________________
[NAME OF SPOUSE]

ACKNOWLEDGED BY:

Electronic Sensor Technology, Inc.
a Nevada corporation

By:_________________________________
Name: ________________________________
Title: _________________________________

EXHIBIT 1

EXHIBIT 2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED __________________ hereby sell(s), assign(s) and transfer(s) unto Electronic Sensor Technology, Inc. (the "Corporation"),______________ ( ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ________________ herewith and do(es) hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: _________________________________

_____________________________ Signature

INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

EXHIBIT 2

EXHIBIT 3

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

1.  The taxpayer who performed the services is:

Name: ______________________________
Address:
Taxpayer Ident. No.:

2.  The property with respect to which the election is being made is _______ shares of the Common stock of Electronic Sensor Technology, Inc.

3.  The property was issued on __________, 200__.

4.  The taxable year in which the election is being made is the calendar year 200__.

5.  The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer terminates. The issuer's repurchase right lapses in a series of installments over a ____ (__)-year period ending on ____________.

6.  The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_________ per share.

7.  The amount paid for such property is $___________ per share.

8.  A copy of this statement was furnished to Electronic Sensor Technology, Inc. for whom taxpayer rendered the services underlying the transfer of property.

9.  This statement is executed on ___________, 200__.

______________________________ Spouse (if any)	______________________________ Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Option Exercise and Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

EXHIBIT 3